EXHIBIT D
                                 ENERSHOP, INC.
                                  Balance Sheet
                               September 30, 1996

ASSETS

Current Assets
          Accounts Receivable                            $152,525
          Accounts Receivable Affiliated                   43,535
          Contract Cost in Excess of Billings              49,008
          Prepaid Warranty Costs                           23,922
          Federal Income Tax Benefit                      347,408
          Other                                             5,006
                                                      -----------
          Total Current Assets                            621,404

          Office Furniture & Equipment                    106,309
          Accumulated Depreciation                         (4,680)
                                                      -----------
          Net Furniture & Equipment                       101,629

                                                      ===========
Total Assets                                              723,033
                                                      ===========

LIABILITIES & EQUITY

Current Liabilities
          Accounts Payable - Trade                         56,597
                                                      -----------
          Total Current Liabilities                        56,597

Long Term Liabilities
          Notes Payable - CSWC                          1,801,975
          Accrued Benefit Plan Liabilities                  6,182
                                                      -----------
          Total Long Term Liabilities                   1,808,157

                                                      -----------
Total Liabilities                                       1,864,754

EQUITY

          Common Stock                                        100
          Additional Paid In Capital                          900
          Retained Earnings                            (1,142,721)
                                                      -----------
          Total Equity                                 (1,141,721)
                                                      -----------

TOTAL LIABILITIES & EQUITY                               $723,033
                                                      ===========